    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 12, 1996

                                                         REGISTRATION NO.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                       NATIONAL SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                               95-2095071
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                              Identification Number)

                            2900 Semiconductor Drive
                                 P.O. Box 58090
                       Santa Clara, California 95052-8090
                    (Address of principle executive offices)

        Registrant's telephone number including area code: (408)721-5000
                            ------------------------

                       NATIONAL SEMICONDUCTOR CORPORATION
                           RESTRICTED STOCK PLAN AND
                 RESTRICTED STOCK AGREEMENT WITH BRIAN L. HALLA
                           (Full title of the plans)
                            ------------------------

                            JOHN M. CLARK III, Esq.
              Senior Vice President, General Counsel and Secretary
                       NATIONAL SEMICONDUCTOR CORPORATION
                    2900 Semiconductor Drive, P.O. Box 58090
                           Santa Clara, CA 95052-8090
                                 (408)721-5000

(Name, address and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED
                                                PROPOSED          MAXIMUM
          TITLE OF                SHARES         MAXIMUM         AGGREGATE      AMOUNT OF
        SECURITIES TO             TO BE      OFFERING PRICE   OFFERING PRICE   REGISTRATION
        BE REGISTERED           REGISTERED    PER SHARE (1)         (1)          FEE (1)
Common Stock
 $0.50 par value.............   2,200,000       $15.8612      $34,894,375.00    $12,032.54
Preferred Stock
 Purchase Rights.............      (2)

(1) Estimated for the purpose of calculating the registration fee (i) pursuant to Rule 457(h) with respect to 589,000 share of the Registrant's Common Stock registered hereunder, of which 200,000 shares were issued on May 3, 1996 on which date the average of the high and low prices of the Common Stock was $16.3125 per share, as reported on the New York Stock Exchange ("NYSE") Composite Transactions, and 389,000 shares were issued on June 7, 1996 on which date the average of the high and low prices of the Common Stock was $15.3125 per share, as reported on the NYSE Composite Transactions, and (iii) pursuant to Rule 457(c) with respect to 1,611,000 shares of the Registrant's Common Stock registered hereunder on the basis of the average of the high and low prices of the Common Stock on August 8, 1996 of $15.9375 per share, as reported on the NYSE Composite Transactions.

(2) Each share of Common Stock include one Preferred Stock Purchase Right issued under the Rights Agreement, dated as of August 8, 1988, as amended, between the Registrant and The First National Bank of Boston, as Rights Agent.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

PROSPECTUS

589,000 SHARES

NATIONAL SEMICONDUCTOR CORPORATION

COMMON STOCK
(PAR VALUE $0.50 PER SHARE)

    This Prospectus relates to the offer and sale of a maximum of 589,000 shares of Common Stock, $0.50 par value (the "Common Stock"), of National Semiconductor Corporation, a Delaware corporation (the "Company"), which may be offered hereby from time to time by any and all of the selling stockholders named herein (the "Selling Stockholders") for their own benefit. The Company will receive no part of the proceeds of sales made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders. None of the shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

    All or a portion of the shares of Common Stock offered hereby may be offered for sale, from time to time, on the New York Stock Exchange, or otherwise, at prices and terms then obtainable. All brokers' commissions, concessions or discounts will be paid by the Selling Stockholders.

    The Selling Stockholders and any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

    The Common Stock of the Company is listed on the New York Stock Exchange under the symbol NSM. On August 9, 1996, the last reported sale price of the Company's Common Stock on the New York Stock Exchange was $15.50.

    SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF COMMON STOCK.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
           EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
          HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             SECURITIES COMMISSIONS PASSED UPON THE ACCURACY OR
              ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                The date of this Prospectus is August 12, 1996.

                             AVAILABLE INFORMATION

    National Semiconductor Corporation ("National" or the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
Commission: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that can be reached at http://ww.sec.gov that contains reports, proxy and information statements and other information regarding the Company. Such reports, proxy statements and other information concerning the Company may also be inspected and copied at the offices of the New York Stock Exchange, Inc., (the "NYSE"), 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104.

    This Prospectus constitutes a part of a registration statement on Form S-8 (together with all amendments and exhibits, herein referred to as the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statements and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby.

    National will furnish without charge to each person to whom this Prospectus is delivered, on written or oral request of such person, a copy of any or all documents incorporated by reference in this Prospectus, without exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: Investor Relations, Mail Stop 10-397, National Semiconductor Corporation, 2900 Semiconductor Drive, P.O. Box 58090, Santa Clara, California 95052-8090, telephone: (408)721-5693.

                                  THE COMPANY

    National designs, develops, manufactures and markets a broad line of analog, mixed-signal and other integrated circuits for applications in a wide variety of markets, including the personal computing, wireless communications, flat panel and CRT display, power management, local and wide area networks, automotive, consumer, mass storage and military aerospace markets. The Company's product lines include standard, application specific and full custom parts. The Company markets its products throughout the world through a direct sales force and a network of distributors.

    National's principle executive offices are located at 2900 Semiconductor Drive, P.O. Box 58090, Santa Clara, California 95050-8090 and its telephone number is (408)721-5000.

                                  RISK FACTORS

    In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating the Company and its business before purchasing the Common Stock offered by this Prospectus.

FLUCTUATIONS IN FINANCIAL RESULTS

    The Company's financial results are affected by the business cycles and seasonal trends of the semiconductor and related industries. Shifts in product mix toward, or away from, higher margin products can also have a significant impact on the Company's operating results. As a result of these, and other factors, the Company's financial results can fluctuate significantly from period to period. As an example, the Company has generated net profits in the last four fiscal years, but it experienced substantial losses in fiscal years 1989 through 1992, and experienced a substantial decline in profit in the last half of fiscal year 1996 as compared to the first half of fiscal year 1996.

THE SEMICONDUCTOR INDUSTRY; COMPETITION AND RISKS

    The semiconductor industry is characterized by rapid technological change and frequent introduction of new technology leading to more complex and powerful products. The result is a cyclical environment with short product life-cycles, price erosion and high sensitivity to the overall business cycle. In addition, substantial capital and research and development investment is required for products and processes. The Company may experience periodic fluctuations in its operating results because of industry-wide conditions.

    National competes with a number of major companies in the high-volume segment of the industry. These include several companies whose semiconductor business is only part of their overall operations, such as Motorola, Inc., Texas Instruments Incorporated, and Philips Electronics, NV. National also competes with a large number of small companies that target particular niche markets such as Linear Technology Corporation, Analog Devices, Inc., SGS-Thompson Microelectronics SA, Analog Devices, Inc. and Cirrus Logic, Inc. Competition is based on design and quality of the products, product performance, price and service, with the relative importance of such factors varying among products and markets.

INTERNATIONAL OPERATIONS

    National conducts a substantial portion of its operations outside the United States and its business is subject to risks associated with many factors beyond its control, such as fluctuations in foreign currency rates, instability of foreign economies and government, and changes in U.S. and foreign laws and policies affecting trade and investment. Although the Company has not experienced any materially adverse effects with respect to its foreign operations arising from such factors, the Company has been impacted in the past by one or more of these factors and could be impacted in the future by such factors. In addition, although the Company seeks to hedge its exposure to currency exchange rate fluctuations, the Company's competitive position relative to non-U.S. suppliers can be affected by the exchange rate of the U.S. dollar against other currencies, particularly the Japanese yen.

                                USE OF PROCEEDS

    The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders.

                              SELLING STOCKHOLDERS

    The following table sets forth the name of each Selling Stockholder, the nature of his position, office or other material relationship with the Company within the past three years, the number of shares of Common Stock owned by each Selling Stockholder prior to the offering, the number of shares and (if one percent or more) the percentage of the class to be owned by such Selling Stockholder after the offering.

                                                                                                  SHARES OWNED AFTER
                                                                    SHARES OWNED*                      OFFERING
                                                                       PRIOR TO      SHARES    ------------------------
NAME                                                                   OFFERING      OFFERED    NUMBER       PERCENT
- ------------------------------------------------------------------  --------------  ---------  ---------  -------------
Brian L. Halla ...................................................       200,000      200,000          0           **
 Chairman, President and CEO (May 1996 to present)
Michael Atkin ....................................................        21,845       20,000      1,845           **
 Development Director
Alan J. Baker ....................................................        15,019       15,000         19           **
 Group Product Leader
Albert Bergemont .................................................        22,663       20,000      2,663           **
 Director Product Development
Kevin E. Brehmer .................................................        20,637       20,000        637           **
 Development Leader
Craig M. Davis ...................................................        13,867       12,000      1,876           **
 Technical Leader, Member Technical Staff
James R. Kuo .....................................................        10,955        8,000      2,955           **
 Senior Engineering Manager
Hung-Wah A. Lau ..................................................        12,494       12,000        494           **
 Member Technical Staff
Laurence D. Lewicki ..............................................        22,275       20,000      2,275           **
 Development Leader
Gabriel M-Y Li ...................................................         9,147        8,000      1,147           **
 Member Technical Staff
Dennis M. Monticelli .............................................        54,816       40,000     14,816           **
 Vice President
Ronald Pasqualini ................................................        24,004       15,000      9,004           **
 Design Manager
Gary Polhemus ....................................................        12,166       12,000        166           **
 Member Technical Staff
Richard R. Rasmussen .............................................         6,759        6,000        759           **
 Member Technical Staff
Thomas P. Redfern ................................................        30,731       30,000        731           **
 Director
Don R. Sauer .....................................................        18,305       18,000        305           **
 Member Technical Staff
John M. Steininger ...............................................        25,563       25,000        563           **
 Director, Product Development

- ------------------------
 * As of June 23, 1996. Includes shares held in trust for benefit of the Selling Stockholder.
** Amount represents less than 1%

                                                 SELLING STOCKHOLDERS
                                                      (CONTINUED)
                                                                                                  SHARES OWNED AFTER
                                                                    SHARES OWNED*                      OFFERING
                                                                       PRIOR TO      SHARES    ------------------------
NAME                                                                   OFFERING      OFFERED    NUMBER       PERCENT
- ------------------------------------------------------------------  --------------  ---------  ---------  -------------
Christopher J. Tubis .............................................        25,169       25,000        169           **
 Product Line Business Director
Patrick A. Tucci .................................................        21,093       20,000      1,093           **
 Member Technical Staff
James B. Wieser ..................................................        21,590       20,000      1,590           **
 Chief Technologist, Member Technical Staff
Hee Wong .........................................................        34,765       25,000      9,765           **
 Senior Design Engineer
Sidi Yomtov ......................................................        18,000       18,000          0           **
 Design Center Director

- ------------------------
 * As of June 23, 1996. Includes shares held in trust for benefit of the Selling Stockholder.
** Amount represents less than 1%

                              PLAN OF DISTRIBUTION

    The Selling Stockholders may sell shares of Common Stock in any of the following ways: (i) through dealers; (ii) through agents; or (iii) directly to one or more purchasers. The distribution of the shares of Common Stock may be effected from time to time in one or more transactions (which may involve crosses or block transactions) (A) on the New York Stock Exchange (or on such other national stock exchanges on which the shares of Common Stock may be traded from time to time) in transactions which may include special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with the rules of such exchanges, (B) in the over-the-counter market, or (C) in transactions other than such exchanges or in the over-the-counter market, or a combination of such transactions. Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholders may effect such transactions by selling shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or commissions from purchasers of shares of Common Stock for whom they may act as agent. The Selling Stockholders and any broker-dealers or agents that participate in the distribution of shares of Common Stock by them might be deemed to be underwriters, and any discounts, commissions or concessions received by such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Commission pursuant to
Section 13 of the Exchange Act are incorporated in and made a part of this Prospectus by reference:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 26, 1996, including the portions of the Company's 1996 Annual Report to Shareholders and the Company's Proxy Statement for the 1996 Annual Meeting of Stockholders incorporated therein by reference;

    (b) All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Exchange Act since the end of the Company's fiscal year ended May 26, 1996;

    (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed September 8, 1970; and

    (d) The description of the Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed August 9, 1988.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                    EXPERTS

    The consolidated financial statements and the related schedule of the Company as of May 26, 1996 and May 28, 1995 and for each of the years in the three-year period ended May 26, 1996, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report covering the Company's May 26, 1996 consolidated financial statements refers to a change in accounting for certain costs in inventory in 1994 and a change in the method of accounting for depreciation in 1996.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as director, except (i) for breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for certain unlawful dividends and stock repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Thirteenth of the Company's Second Restated Certificate of Incorporation (the "Certificate") provides that no director shall be personally liable to National or its stockholders for monetary damages for any breach of his fiduciary duty as a director, except as provided in Section 102 of the DGCL.

    Section 145 of the DGCL provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Section 145 of the DGCL provides that in the case of any action or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the preceding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation unless a court determines that such person is fairly and reasonably entitled to indemnification.

    Article Thirteenth of National's Certificate provides that National shall to the extent permitted by law indemnify any person for all liabilities incurred by or imposed upon him as a result of any action or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he shall be involved by reason of the fact that he is or was serving as a director, officer or employee of National, or that, at the request of National, he is or was serving another corporation or enterprise in any capacity. Article VIII of National's By-Laws provides for indemnification of any person who was or is a party to any threatened, pending or completed action, or to any derivative proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in that capacity for another corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful.

    National has purchased and maintains at its expense on behalf of directors and officers insurance, within certain limits, covering liabilities that may be incurred by them in such capacities.

- -------------------------------------------
                                     -------------------------------------------
- -------------------------------------------
                                     -------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTAINED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
Available Information..........................           2
The Company....................................           2
Risk Factors...................................           3
Use of Proceeds................................           3
Selling Stockholders...........................           4
Plan of Distribution...........................           5
Incorporation of Certain Documents by
 Reference.....................................           5
Experts........................................           6
Indemnification of Directors and Officers......           6

                                 589,000 SHARES

                                    NATIONAL
                                 SEMICONDUCTOR
                                  CORPORATION

                                  COMMON STOCK
                               ($0.50 PAR VALUE)

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                AUGUST 12, 1996

- -------------------------------------------
                                     -------------------------------------------
- -------------------------------------------
                                     -------------------------------------------

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents which have been filed with the Commission by the Company are hereby incorporated by reference in this Registration Statement:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 26, 1996, including the portions of the Company's 1996 Annual Report and the Company's Proxy Statement for the 1996 Annual Meeting of Stockholders incorporated therein by reference;

        (b) All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Securities and Exchange Act of 1934 since May 26, 1996;

        (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed September 8, 1970; and

        (d) The description of the Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed August 9, 1988.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statements. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    In connection with the filing of the Registration Statement, John M. Clark III, Esq., has rendered an opinion to the Company upon the legality of the Common Stock being registered hereunder. At the time of rendering such opinion, Mr. Clark had a substantial interest in the Company, as defined by the rules of the Securities and Exchange Commission, in that the fair market value of the 10,020 shares of Common Stock owned directly and indirectly by him, together with the 93,000 shares of Common Stock subject to options held by him, exceeded $50,000. Also, at such time Mr. Clark was connected with the Company in that he was Senior Vice President, General Counsel and Secretary of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Thirteenth of the Company's Second Restated Certificate of Incorporation (the "Certificate") provides that no director shall be personally liable to National or its stockholders for monetary damages for any breach of his fiduciary duty as a director, except as provided in Section 102 of the DGCL.

    Section 145 of the DGCL provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Section 145 of the DGCL provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the preceding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation unless a court determines that such person is fairly and reasonably entitled to indemnification.

    Article Thirteenth of National's Certificate provides that National shall to the extent permitted by law indemnify any person for all liabilities incurred by or imposed upon him as a result of any action or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he shall be involved by reason of the fact that he is or was serving as a director, officer or employee of National, or that, at the request of National, he is or was serving another corporation or enterprise in any capacity. Article VIII of National's By-Laws provides for indemnification of any person who was or is a party to any threatened, pending or completed action, or to any derivative proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in that capacity for another corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful.

    National has purchased and maintains at its expense on behalf of directors and officers insurance, within certain limits, covering liabilities that may be incurred by them in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

    The shares of Common Stock to be resold by the Selling Stockholders named in the Prospectus prepared in accordance with Part I of Form S-3 were issued by the Registrant to the Selling Stockholders pursuant to an exemption from registration under the Securities Act by virtue of Section 4(2) thereof. The shares were issued to the Selling Stockholders as restricted stock subject to vesting limitations in two different increments. The shares issued to Mr. Halla were issued to Mr. Halla under the Restricted Stock Agreement between Mr. Halla and the Company, a written plan in connection with Mr. Halla's service as President and Chief Executive Officer of the Company. Mr. Halla had access, by virtue of his position with the Company, to sufficient information to make an informed investment decision. The shares issued to the other Selling Stockholders were issued pursuant to the Company's Restricted Stock Plan, a written plan in connection with service as employees of the Company by these Selling Stockholders. These Selling Stockholders were provided sufficient information to make an informed investment decision.

ITEM 8.  TABLE OF EXHIBITS

 4.1       Second Restated Certificate of Incorporation of the Company, as amended
            (incorporated by reference from the Exhibits to the Company's Registration
            Statement on Form S-3 Registration No. 33-52775, which became effective March 22,
            1994); Certificate of Amendment of Certificate of Incorporation dated September 30,
            1994.
 4.2       By-Laws of the Company
 4.3       Form of Common Stock Certificate (incorporated by reference from the Exhibits to the
            Company's Registration Statement on Form S-3 Registration No. 33-48935, which became effective October 5, 1992).
 4.4       Rights Agreement (incorporated by reference from the Exhibits to the Company's
            Registration Statement on Form 8-A filed August 10, 1988). First Amendment to the
            Rights Agreement dated as of October 31, 1995 (incorporated by reference from the
            Exhibits to the Company's Amendment No. 1 to the Registration Statement on Form 8-A
            filed December 11, 1995).
 4.5       Indenture dated as of September 15, 1995 (incorporated by reference from the
            Exhibits to the Company's Registration Statement on Form S-3 Registration No.
            33-63649, which became effective November 6, 1995).
 4.6       Registration Rights Agreement dated as of September 21, 1995 (incorporated by reference from the Exhibits to the Company's Registration Statement on From S-3
            Registration No. 33-63649, which became effective November 6, 1995).
 4.7       Form of Note (incorporated by reference from the Exhibits to the Company's
            Registration Statement on Form S-3 Registration No. 33-63649, which became effective November 6, 1995).
 5.1       Opinion re Legality
10.1       Restricted Stock Agreement with Brian L. Halla
10.2       Restricted Stock Plan
23.1       Consent of Independent Auditors
23.2       Consent of Counsel (Included in Exhibit 5.1)
24.1       Power of Attorney

ITEM 9.  UNDERTAKINGS

        (a) The undersigned Registrant hereby undertakes:

           (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforeceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, California, on the 12th day of August, 1996.

                                          NATIONAL SEMICONDUCTOR CORPORATION

                                          By:         /s/ BRIAN L. HALLA*

                                             -----------------------------------
                                                       Brian L. Halla
                                                 CHAIRMAN OF THE BOARD, AND
                                                   CHIEF EXECUTIVE OFFICER

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 12TH DAY OF AUGUST, 1996.

            /s/ BRIAN L. HALLA*               Chairman of the Board, President and Chief
- -------------------------------------------    Executive Officer (Principal Executive
              (Brian L. Halla)                 Officer)

            /s/ DONALD MACLEOD*               Executive Vice President, Finance and Chief
- -------------------------------------------    Financial Officer (Principal Financial
              (Donald MacLeod)                 Officer)

        /s/ RICHARD D. CROWLEY, JR.*
- -------------------------------------------   Vice President and Controller (Principal
         (Richard D. Crowley, Jr.)             Accounting Officer)

            /s/ GARY P. ARNOLD*
- -------------------------------------------   Director
              Gary P. Arnold)

             /s/ ROBERT BESHAR*
- -------------------------------------------   Director
              (Robert Beshar)

          /s/ MODESTO A. MAIDIQUE*
- -------------------------------------------   Director
           (Modesto A. Maidique)

           /s/ J. TRACY O'ROURKE*
- -------------------------------------------   Director
            (J. Tracy O'Rourke)

           /s/ CHARLES E. SPORCK*
- -------------------------------------------   Director
            (Charles E. Sporck)

           /s/ DONALD E. WEEDEN*
- -------------------------------------------   Director
             (Donald E. Weeden)

     *By         /s/ JOHN M. CLARK III
     --------------------------------------
             John M. Clark III
              ATTORNEY-IN-FACT

                       NATIONAL SEMICONDUCTOR CORPORATION
                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                         DESCRIPTION OF EXHIBIT                                       PAGE NUMBER
- ---------  ----------------------------------------------------------------------------------------------  -------------
 4.1       Second Restated Certificate of Incorporation of the Company, as amended (incorporated by reference from the Exhibits to the Company's Registration Statement on Form S-3 Registration
            No. 33-52775, which became effective March 22, 1994); Certificate of Amendment of Certificate
            of Incorporation dated September 30, 1994.
 4.2       By-Laws of the Company
 4.3       Form of Common Stock Certificate (incorporated by reference from the Exhibits to the Company's
            Registration Statement on Form S-3 Registration No. 33-48935, which became effective October
            5, 1992).
 4.4       Rights Agreement (incorporated by reference from the Exhibits to the Company's Registration
            Statement on From 8-A filed August 10, 1988). First Amendment to the Rights Agreement dated as of October 31, 1995 (incorporated by reference from the Exhibits to the Company's
            Amendment No. 1 to the Registration Statement on Form 8-A filed December 11, 1995).
 4.5       Indenture dated as of September 15, 1995 (incorporated by reference from the Exhibits to the
            Company's Registration Statement on Form S-3 Registration No. 33-63649, which became effective November 6, 1995).
 4.6       Registration Rights Agreement dated as of September 21, 1995 (incorporated by reference from the Exhibits to the Company's Registration Statement on Form S-3 Registration No. 33-63649,
            which became effective November 6, 1995).
 4.7       Form of Note (incorporated by reference from the Exhibits to the Company's Registration
            Statement on Form S-3 Registration No. 33-63649, which became effective November 6, 1995).
 5.1       Opinion re Legality
10.1       Restricted Stock Agreement with Brian L. Halla
10.2       Restricted Stock Plan
23.1       Consent of Independent Auditors
23.2       Consent of Counsel (Included in Exhibit 5.1)
24.1       Power of Attorney